EXHIBIT 99.1
IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re	Chapter 11

MAGNA ENTERTAINMENT CORP., et al.,	Case No. 09-10720 (MFW)

Debtors.	Jointly Administered
Re: Docket No. 2458

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER
CONFIRMING SECOND MODIFIED THIRD AMENDED JOINT
PLAN OF AFFILIATED DEBTORS, THE OFFICIAL COMMITTEE
OF UNSECURED CREDITORS, MI DEVELOPMENTS INC., AND MI
DEVELOPMENTS US FINANCING INC. PURSUANT TO CHAPTER 11
OF THE UNITED STATES BANKRUPTCY CODE

Magna Entertainment Corp. (“Magna Entertainment”) and its affiliated debtors in the above-referenced chapter 11 cases, as debtors and debtors in possession (collectively, the “Debtors”), the statutory committee of unsecured creditors in these chapter 11 cases (the “Creditors’ Committee”), MI Developments Inc. (“MID”) and MI Developments US Financing Inc. (“MID Financing”, and collectively with the Debtors, Creditors’ Committee and MID, the “Plan Proponents”) having jointly proposed and filed with the United States Bankruptcy Court for the District of Delaware (the “Court”) (i) that certain Second Modified Third Amended Joint Plan of Affiliated Debtors, The Official Committee of Unsecured Creditors, MI Developments Inc., and MI Developments US Financing Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated April 28, 2010, as may be modified (the “Plan”)1 [Docket No. 2458] (a copy of which is annexed hereto as Exhibit “A”), (ii) the Plan Supplement, dated April 21, 2010

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1 Capitalized terms used but not otherwise defined shall have the meanings ascribed to them in the Plan.

[Docket No. 2401] and (iii) that certain Disclosure Statement for the Third Amended Joint Plan of Affiliated Debtors, The Official Committee of Unsecured Creditors, MI Developments Inc., and MI Developments US Financing Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated March 24, 2010 (the “Disclosure Statement”) [Docket No. 2158]; and the appropriate ballots for voting on the Plan, in the forms attached as Exhibit “B” to that certain Order (I) Approving the Disclosure Statement, (II) Approving Notice of the Disclosure Statement Hearing, (III) Fixing a Record Date, (IV) Approving Solicitation Packages and Procedures for Distribution Thereof, (V) Approving Forms of Ballots and Procedures for Tabulation of Votes on Plan of Reorganization and (VI) Scheduling a Hearing and Approving Notice and Objection Procedures in Respect of Confirmation of Plan of Reorganization, dated March 26, 2010 (the “Disclosure Statement Order”) [Docket No. 2166], having been duly transmitted to holders of Claims in compliance with the procedures (the “Solicitation Procedures”) as set forth in the (i) Affidavit of Service of Kurtzman Carson Consultants LLC (“KCC”) (and any supplements thereto), dated April 8, 2010 (the “KCC Affidavit”) [Docket No. 2267], and sworn to by Jonathan D. Carameros of KCC, and (ii) Certification of Evan J. Gershbein With Respect to the Tabulation of Votes on the Third Amended Joint Plan of Affiliated Debtors, The Official Committee of Unsecured Creditors, MI Developments Inc., and MI Developments US Financing Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated April 19, 2010 [Docket No. 2373], (the “Gershbein Certification”, and together with the KCC Affidavit, the “Voting Certification”); and the Court having approved the Solicitation Procedures and the Disclosure Statement as containing “adequate information” (as defined in section 1125 of the Bankruptcy Code) pursuant to the Disclosure Statement Order; and the following documents having been filed in support of confirmation of the Plan: (i) that certain

Affidavit of Gregory F. Rayburn in Support of Confirmation of the Third Amended Joint Plan of Affiliated Debtors, The Official Committee of Unsecured Creditors, MI Developments Inc., and MI Developments US Financing Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated April 19, 2010 (the “Rayburn Affidavit”) [Docket No. 2364], (ii) that certain Affidavit of Nicholas P. Leone in Support of Confirmation of the Third Amended Joint Plan of Affiliated Debtors, The Official Committee of Unsecured Creditors, MI Developments Inc., and MI Developments US Financing Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated April 19, 2010 (the “Leone Affidavit”) [Docket No. 2367], (iii) that certain Affidavit of Marc D. Puntus in Support of Confirmation of the Third Amended Joint Plan of Affiliated Debtors, The Official Committee of Unsecured Creditors, MI Developments Inc., and MI Developments US Financing Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated April 19, 2010 (the “Puntus Affidavit”) [Docket No. 2365], (iv) that certain Affidavit of Timothy P. Harkness in Support of Confirmation of the Third Amended Joint Plan of Affiliated Debtors, The Official Committee of Unsecured Creditors, MI Developments Inc., and MI Developments US Financing Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated April 19, 2010 (the “Harkness Affidavit”) [Docket No. 2366], and (v) that certain Affidavit of Rocco Liscio in Support of Confirmation of the Third Amended Joint Plan of Affiliated Debtors, The Official Committee of Unsecured Creditors, MI Developments Inc., and MI Developments US Financing Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated April 19, 2010 (the “Liscio Affidavit”, and together with the Rayburn Affidavit, Leone Affidavit, Puntus Affidavit, Harkness Affidavit and Voting Certification, the “Supporting Affidavits”) [Docket No. 2368]; and the following responses or objections to confirmation of Plan having been filed: (i) Objection of the Michigan Department of Treasury (“Michigan”),

dated April 5, 2010 [Docket No. 2221]; (ii) Objection of the California Horse Racing Board, dated April 13, 2010 [Docket No. 2291]; (iii) Objection of Texas Comptroller of Public Accounts, dated April 14, 2010 [Docket No. 2297]; (iv) Objection of Carol M. Curland (“Curland”), dated April 14, 2010 [Docket No. 2298]; (v) Objection of Riverside Claims, LLC (“Riverside”), dated April 15, 2010 [Docket No. 2306]; (vi) Objection of Certain Equity Holders, dated April 15, 2010 [Docket No. 2310]; (vii) Objection of the Texas Racing Commission, dated April 15, 2010 [Docket No. 2313]; (viii) Objection of Los Angeles County Tax Collector (“L.A. County Tax”), dated April 16, 2010 [Docket No. 2319]; (ix) Objection of the United States Trustee, dated April 16, 2010 [Docket No. 2320]; (x) Objection of the Internal Revenue Service (“IRS”), dated April 16, 2010 [Docket No. 2322]; (xi) Precautionary Objection of the Mayor & City Council of Baltimore (“Baltimore”), dated April 16, 2010 [Docket No. 2325]; (xii) Objection of the Florida Department of Business & Professional Regulation, Division of Pari-Mutuel Wagering (“Florida Dept.”), dated April 16, 2010 [Docket No. 2326]; (xiii) Objection of Santa Anita Associates, LLC and its Managing Member Santa Anita Associates Holding Co. LLC, dated April 16, 2010 [Docket No. 2329]; (xiv) Objection of FC Gulfstream Park, Inc. (“FC Gulfstream”), dated April 16, 2010 [Docket No. 2331]; (xv) Objection of Maryland Race Track Employees Pension Fund, dated April 16, 2010 (“Maryland Pension Fund”) [Docket No. 2333]; (xvi) Limited Objection of Grand Prairie Sports Facilities Development Corporation, Inc. (“Grand Prairie”), dated April 16, 2010 [Docket No. 2334]; (xvii) Objection of Rocco Belmonte (“Belmonte”), dated April 16, 2010 [Docket No. 2335]; (xviii) Objection of Greenlight Capital Offshore Partners et al., dated April 16, 2010 (“Greenlight”) [Docket No. 2336]; (xix) Limited Objection of Red Rock Administrative Services LLC, Racing and Gaming Services, Ltd., Amwest Entertainment, LLC, Bettor Racing, Inc. d/b/a Royal River Racing and The Elite Turf

Club, N.V., dated April 16, 2010 [Docket No. 2337]; (xx) Objection of Westchester Fire Insurance Company and ACE USA (“Westchester Fire”), dated April 16, 2010 [Docket No. 2338]; (xxi) Limited Objection of PNC Bank, National Association, dated April 16, 2010 [Docket No. 2339]; (xxii) Objection of The Regents of the University of California, dated April 16, 2010 [Docket No. 2340]; (xxiii) Objection of the State of Maryland (“Maryland”), dated April 16, 2010 [Docket No. 2343]; (xxiv) Objection of Zurich American Insurance Company (“Zurich”), dated April 16, 2010 [Docket No. 2344]; (xxv) Objection of Dallas County, dated April 16, 2010 [Docket No. 2349]; and (xxvi) Supplement to Plan Objection of Santa Anita Associates, LLC and its Managing Member, Santa Anita Associates Holding Co., LLC, dated April 21, 2010 [Docket No. 2398] (collectively, the “Objections”); and the Plan having been modified to conform with the Court’s ruling on those Objections that the Court sustained and the balance of the Objections having been resolved, overruled, or withdrawn prior to or during the hearing to consider confirmation of the Plan (the “Confirmation Hearing”); and the Court having held the Confirmation Hearing on April 20, 2010, April 22, 2010 and April 26, 2010; and after due deliberation and sufficient cause appearing therefor; the Court hereby FINDS, DETERMINES, AND CONCLUDES that:
FINDINGS OF FACT AND CONCLUSIONS OF LAW
A. Findings and Conclusions.  The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014.  To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.  To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)).  The Court has jurisdiction over the Debtors’ Chapter 11 Cases pursuant to 28 U.S.C. § 1334.  Approval of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b) and this Court has jurisdiction to enter a final order with respect thereto.  The Debtors are eligible debtors under section 109 of the Bankruptcy Code.  Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.  The Plan Proponents are proper plan proponents under section 1121(a) of the Bankruptcy Code.
C. Chapter 11 Petitions.  Commencing on March 5, 2009 (the “Petition Date”), each of the Debtors filed voluntary petitions for relief under chapter 11, title 11 of the United States Code (the “Bankruptcy Code”) with the Bankruptcy Court.  The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  In accordance with an Order of the Bankruptcy Court, the Debtors’ cases are being jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).  On March 18, 2009, the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed the Creditors’ Committee.  No trustee or examiner has been appointed in the Debtors’ Chapter 11 Cases.
D. Judicial Notice.  The Court takes judicial notice of the docket of the Debtors’ cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Debtors’ cases.

E. Burden of Proof.  The Plan Proponents have the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.  With respect to each Debtor, the Plan Proponents have met their burden.
F. Adequacy of Disclosure Statement.  Pursuant to the Disclosure Statement Order, the Court approved the Disclosure Statement and found, among other things, that the Disclosure Statement contained “adequate information” within the meaning of section 1125 of the Bankruptcy Code and authorized the Debtors to solicit acceptances and rejections of the Plan as provided in the Solicitation Procedures.
G. Voting.  As evidenced by the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”) and applicable nonbankruptcy law.
H. Solicitation.  The Plan, the Disclosure Statement, the Disclosure Statement Order, the Ballots and notice of the Confirmation Hearing were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, and the Confirmation Order.  The forms of the Ballots adequately address the particular needs of these Chapter 11 Cases and are appropriate for holders of Class 2 (MID Claims), Class 3 (Wells Fargo Claim), Class 5 (BMO Claim), Class 6 (Secured Claims), Class 7 (8.55% Note Claims), Class 8 (7.25% Note Claims), Classes 9 through 26 (Non-MJC General Unsecured Claims) and Class 35 (General Liability Insured Litigation Claims)– the Classes of Claims entitled under the Plan to vote to accept or reject the Plan.  The period during which the Debtors solicited acceptances to the Plan was a reasonable period of time for holders to make an informed decision to accept or reject the Plan.  The Debtors were not required to solicit votes from the holders of Class 1 (Priority Non-Tax Claims), Class 4 (PNC Claim), and Classes 27 through 34 (MJC Claims) as each of these Classes is unimpaired under the Plan, and thus, deemed to accept the Plan.  The Debtors also were not required to solicit votes from the holders of Classes 36 through 62 (Equity Interests), as these classes will not receive any recovery under the Plan, and thus, are deemed to reject the Plan.  As described in and as evidenced by the Voting Certification, the transmittal and service of the Plan, the Disclosure Statement, the Ballots, the notice of the Confirmation Hearing and publication of such notice of the Confirmation Hearing (all of the foregoing, the “Solicitation”) was timely, adequate and sufficient under the circumstances.  The Solicitation also included a letter, dated March 26, 2010, from the Creditors’ Committee recommending that unsecured creditors vote to accept the Plan.  The Solicitation of acceptances and rejections with respect to the Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Debtors, was conducted in good faith, and was in compliance with the provisions of the Disclosure Statement, the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and any other applicable rules, laws and regulations.  The Debtors, Creditors’ Committee, MID, MID Financing and their respective successors, predecessors, control persons, members, officers, directors, employees and agents and their respective attorneys, financial advisors, investment bankers, accountants, and other professionals retained by such persons, the Reorganized Debtors, and any and all affiliates, members, managers, shareholders, partners, employees, attorneys and advisors of the foregoing are entitled to the protections of section 1125(e) of the Bankruptcy Code.

I. Notice.  As is evidenced by the Voting Certification, the transmittal and service of the Plan, the Disclosure Statement and Ballots were adequate and sufficient under the circumstances, and all parties required to be given notice of the Confirmation Hearing (including the deadline for filing and serving objections to confirmation of the Plan) have been given due, proper, timely, and adequate notice in accordance with the Confirmation Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules and applicable nonbankruptcy law and such parties have had an opportunity to appear and be heard with respect thereto.  Moreover, as evidenced by that certain Affidavit of Publication of the Notice of Confirmation Hearing in The Wall Street Journal, dated April 8, 2010 [Docket No. 2266], and that certain Affidavit of Publication of the Notice of the Confirmation Hearing in USA Today, dated April 14, 2010 [Docket No. 2301], the Debtors published notice of the Confirmation Hearing in The Wall Street Journal (National Edition) and USA Today on April 5, 2010 and April 6, 2010, respectively.  No other or further notice or re-solicitation is required.
J. Plan Supplement.  On April 7, 2010, the Debtors filed that certain Schedule of Executory Contracts and Unexpired Leases Intended to be Assumed and Assigned and Associated Cure Costs Related Thereto (the “Assumption Schedule”) [Docket No. 2258].  On April 19, 2010, the Debtors filed the Plan Supplement, which includes, among other things, the following documents: (i) the Restated Certificates of Incorporation, (ii) the Restated By-laws, (iii) the Operating Trust Agreement, (iv) the Plan Administration Agreement, (v) the MID Asset Transfer Agreement, (vi) the Shared Insurance Policies and (vii) the schedules listing the executory contracts and unexpired leases of MEC Lone Star and Thistledown that shall be assumed and assigned upon consummation of the LSP Sale and/or Thistledown Sale.

K. Modifications of the Plan.  Modifications made to the Plan since the Solicitation, including the modifications contained in the April 27, 2010 version of the Plan attached hereto as Exhibit “A,” complied in all respects with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.
L. Acceptance of the Plan.  As evidenced by the Voting Certification, pursuant to section 1124 and 1126 of the Bankruptcy Code, all Impaired Classes (as defined herein) entitled to vote on the Plan have accepted the Plan.
M. Compromise and Settlement Embodied in the Plan.  The Plan embodies a Settlement of the Committee Litigation (as those terms are defined in the Disclosure Statement).  In the absence of the Settlement, the Debtors would likely not be able to confirm a plan and the Debtors would be forced to liquidate their estates to the detriment of their estates, creditors, employees and other parties in interest.  Confirmation of the Plan ensures the continued operation of the racetracks and other businesses currently owned, operated or managed by the Debtors and safeguards the employment of thousands of employees.  The terms and provisions of the Plan reflect that the Settlement is fair and equitable and within the range of reasonableness.
N.  Releases, Discharges, Exculpations and Injunctions.  Based upon the facts and circumstances of these Chapter 11 Cases, the releases, discharges, exculpations and injunctions set forth in Article 34 of the Plan are supported by good and valuable consideration, the adequacy of which is hereby confirmed.  Moreover, this Court finds that such releases, discharges, exculpations and injunctions are fair, equitable, reasonable and integral elements of the resolution of these Chapter 11 Cases and the Committee Litigation, are an essential component of the Settlement, and are in the best interests of the Debtors and their estates.

Accordingly, the releases, discharges, exculpations and injunctions embodied in Article 34 of the Plan shall be effective and binding upon all Persons and Entities as provided in the Plan, in accordance with and pursuant to sections 105, 524, 1123, 1129 and 1141 and all other applicable provisions of the Bankruptcy Code and applicable non-bankruptcy law.
Compliance with the Requirements of Section 1129 of the Bankruptcy Code
O. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)).  The Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016, the Plan is dated and identifies the Debtors, Creditors’ Committee, MID and MID Financing as proponents, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.
(a) Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)).  With the exception of Administrative Expense Claims and Priority Tax Claims, which need not be classified, Articles V through XVII of the Plan classify sixty-two (62) Classes of Claims and Equity Interests for the Debtors.  The Claims and Equity Interests placed in each Class are substantially similar to the other Claims and Equity Interests, as the case may be, in each such Class.  Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests.  The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 10.
(b) Specified Treatment of Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  Articles V, VIII and XIV of the Plan specify that Class 1 (Priority Non-Tax Claims), Class 4 (PNC Claim) and Classes 27 through 34 (MJC Claims) (collectively, the “Unimpaired Classes”), respectively, are unimpaired under the Plan within the meaning of section 1124 of the

Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 10.
(c) Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  Articles VI, VII, IX through XIII, XV and XVII of the Plan designate Class 2 (MID Claims), Class 3 (Wells Fargo Claim), Class 5 (BMO Claim), Class 6 (Secured Claims), Class 7 (8.55% Note Claims), Class 8 (7.25% Note Claims), Classes 9 through 26 (Non-MJC General Unsecured Claims), Class 35 (General Liability Insured Litigation Claims), Class 36 (Subordinated Claims) and Classes 37 through 62 (Equity Interests) (collectively, the “Impaired Classes”), respectively, as impaired within the meaning of section 1124 of the Bankruptcy Code and specify the treatment of the Claims and Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 10.
(d) No Discrimination (11 U.S.C. § 1123(a)(4)).  The Plan provides for the same treatment for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 10.
(e) Implementation of the Plan (11 U.S.C. § 1123(a)(5)).  The Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for the implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, including (i) all corporate action as set forth more fully in Article XXXIII of the Plan, including the adoption and filing of the Reorganized Debtors Certificates of Incorporation and the Reorganized Debtors By-laws, (ii) the issuance of Equity Interests in the Reorganized Debtors, (iii) the cancellation of the 7.25% Indenture, 7.25% Notes, 8.55%

Indenture, 8.55% Notes and the Equity Interests, except as provided in Section 33.4 of the Plan and (iv) the surrender of each of the 8.55% Note Claims and 7.25% Note Claims to the Indenture Trustee.  See Rayburn Affidavit ¶ 10.
(f) Prohibition of Issuance of Non-Voting Securities (11 U.S.C. § 1123(a)(6)).  Section 33.1 of the Plan provides that, on or before the Effective Date, the Debtors will file the Reorganized Debtors Certificates of Incorporation and the Reorganized Debtors By-laws under the supervision of the Office of the Attorney General and the Reorganized Debtors shall not issue any non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 10.
(g) Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)).  Article XXXII of the Plan contains provisions with respect to the manner of selection of directors and officers of the Reorganized Debtors that are consistent with the interests of creditors, equity security holders, and public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 10.
(h) Impairment/Unimpairment of Classes of Claims and Equity Interests (11 U.S.C. § 1123(b)(1)).  Pursuant to Articles V, VIII and XIV of the Plan, Class 1 (Priority Non-Tax Claims), Class 4 (PNC Claim) and Classes 27 through 34 (MJC Claims) are unimpaired, as contemplated by section 1123(b)(1) of the Bankruptcy Code, and, pursuant to Articles VI, VII, IX through XIII, XV through XVII of the Plan, Class 2 (MID Claims), Class 3 (Wells Fargo Claim), Class 5 (BMO Claim), Class 6 (Secured Claims), Class 7 (8.55% Note Claims), Class 8 (7.25% Note Claims), Classes 9 through 26 (Non-MJC General Unsecured Claims), Class 35 (General Liability Insured Litigation Claims), Class 36 (Subordinated Claims) and Classes 37 through 62 (Equity Interests) are impaired or may be impaired.  See Rayburn Affidavit ¶ 9.

(i) Assumption and Rejection (11 U.S.C. § 1123(b)(2)).  Article XXVI of the Plan, the Assumption Schedule and any amendment thereto addresses the assumption and rejection of executory contracts and unexpired leases, and meets the requirements of section 365(b) of the Bankruptcy Code.  The deadline to object to any cure amount in connection with the Debtors’ assumption of executory contracts and unexpired leases pursuant to Article XXVI of the Plan has yet to expire.  Additionally, the Plan Supplement sets forth the executory contracts and unexpired leases that will be assumed and assigned upon consummation of the LSP Sale and/or Thistledown Sale.  See Rayburn Affidavit ¶ 41.
(j) Additional Plan Provisions (11 U.S.C. § 1123(b)(6)).  The provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 11-13.
(k) Cure of Defaults (11 U.S.C. § 1123(d)).  Section 26.2 of the Plan provides for the satisfaction of default claims associated with each executory contract and unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.  All cure amounts will be determined in accordance with the underlying agreements and applicable bankruptcy and nonbankruptcy law.  In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of MID Transferee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption arises, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be subject to the jurisdiction of the Bankruptcy Court and made following the entry of a Final Order resolving such dispute; provided, however, that any objections to the cure amount listed on the Assumption Schedule must be filed on the later of (i) thirty (30) days after any amendment to the Assumption

Schedule has been filed and served on all affected parties or (ii) thirty (30) days after the Effective Date.  With respect to the executory contracts and unexpired leases that will be assumed and assigned upon the consummation of the LSP Sale and/or the Thistledown Sale, any objections to cure amounts, must be in writing and filed with the Court and served on the Reorganized Debtors Plan Administrator no later than thirty (30) days after the Effective Date.  Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.
P. The Plan Proponents’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  The Plan Proponents have complied with the applicable provisions of the Bankruptcy Code.  Specifically:
(a) Each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code; and
(b) The Plan Proponents have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court, and in transmitting the Plan, the Plan Supplement, the Disclosure Statement, the Ballots, and related documents and notices and in soliciting and tabulating the votes on the Plan, the Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules, the Local Rules, applicable nonbankruptcy law, the Confirmation Order, and all other applicable law.  See Rayburn Affidavit ¶ 14.
Q. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)).  The Plan Proponents have proposed the Plan (including all documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  The Plan Proponents’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, and the record of the Confirmation Hearing and other proceedings held in these Chapter 11 Cases.  The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ estates and to maximize distributions to all creditors.  The Plan, including all documents necessary to effectuate the Plan, was negotiated at arms’ length among the Debtors, Creditors’ Committee, MID, MID Financing, and their respective professionals.  The Creditors’ Committee, MID and MID Financing, as well as the individual signatories to the Plan Support Agreement, support confirmation of the Plan.  Further, the Plan’s classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arms’ length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and each are integral to the Plan and supported by valuable consideration.  See Rayburn Affidavit ¶ 16.
R. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).
(a) Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors’ professionals in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 17.
(b) All fees and expenses, as well as other accrued fees and expenses of professionals through the Effective Date remain subject to final review by the Court for reasonableness under sections 327, 328, 330, 331, 363(b) and 503(b) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 17.
S. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)).  The Plan Proponents have complied with section 1129(a)(5) of the Bankruptcy Code.  The identity and affiliations of the persons proposed to serve as the initial directors and officers of the

Reorganized Debtors after confirmation of the Plan have been fully disclosed to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Equity Interests in the Debtors and with public policy.  As set forth in the Plan, on the Effective Date, the new board of directors of the Reorganized Debtors shall be initially comprised of two (2) members, William G. Ford and Blake Tohana.  Each such member will serve in accordance with the terms and subject to the conditions of the Reorganized Debtors Certificates of Incorporation, the Reorganized Debtors By-Laws, and other relevant organizational documents, each as applicable.  The identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of such insider’s compensation have also been disclosed, to the extent necessary.  On the Effective Date, the new board of directors of MID Transferee, an affiliate of the Debtors, shall be initially comprised of three (3) members, Dennis Mills, Vice-Chairman & Chief Executive Officer of MID, Don Cameron, Chief Operating Officer of MID, and Rocco Liscio, Executive Vice-President and Chief Financial Officer of MID.  Thus, the identity and affiliations of the persons proposed to serve as the initial directors and officers of the Debtors and MID Transferee, an affiliate of the Debtors, after confirmation of the Plan have been fully disclosed, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Equity Interests in the Debtors and with public policy.  See Rayburn Affidavit ¶ 18.
T. No Rate Changes (11 U.S.C. § 1129(a)(6)).  The Plan does not provide for rate changes by any of the Reorganized Debtors.  Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.  See Rayburn Affidavit ¶ 19.

U. Best Interest of Creditors (11 U.S.C. § 1129(a)(7)).  The Plan satisfies section 1129(a)(7) of the Bankruptcy Code.  The liquidation analyses provided in the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.  See Rayburn Affidavit ¶ 20-24.  The liquidation analyses, provided in the Disclosure Statement, including the methodology used and estimations and assumptions made therein, and the evidence related thereto that was proffered at the Confirmation Hearing, (a) are persuasive and credible as of the dates such evidence was prepared, presented or proffered, (b) either have not been controverted by other persuasive evidence or have not been challenged, (c) are based upon reasonable and sound assumptions, and (d) provide a reasonable estimate of the liquidation value of the Debtors’ estates upon a conversion to a chapter 7 proceeding.  Therefore, the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.
V. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).  Each Impaired Class has voted to accept the Plan in accordance with sections 1126(b) and (c) of the Bankruptcy Code, without regard to the votes of  insiders of the Debtors.  See Rayburn Affidavit ¶ 25 and Gershbein Certification ¶ 11.
W. Treatment of Administrative Expense Claims, Priority Tax Claims, and Other Priority Claims (11 U.S.C. § 1129(a)(9)).  The treatment of Allowed Administrative Expense Claims pursuant to Section 3.1 of the Plan satisfies the requirements of section

1129(a)(9)(A) of the Bankruptcy Code.  The treatment of Priority Non-Tax Claims pursuant to Section 5.1 of the Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code.  The treatment of Priority Tax Claims pursuant to Section 3.2 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 26-30.  Pursuant to the Notice of Payment of Priority Tax Claims filed on April 19, 2010, to the extent any claimant is determined to hold an Allowed Priority Tax Claim, such holder shall receive, on the Effective Date: (i) the payment of such holder’s Allowed Priority Tax Claim in full, in Cash; (ii) in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, in full, in Cash, in equal quarterly installments, commencing on the first (1st) Business Day following the Effective Date and ending on the fifth (5th) anniversary of the commencement of the Chapter 11 Cases, together with interest accrued thereon at a rate of 4.25% per annum; or (iii) such other distribution as determined by mutual agreement of the holder of such Allowed Priority Tax Claim and the Debtors or Reorganized Debtors (as directed by MID or MID Transferee).
X. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)).  Classes 3, 5 through 26 and Class 35 voted to accept the Plan by the requisite majorities, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 31.  The Ballot submitted by Wells Fargo Bank N.A. shall be treated as an acceptance of the Plan.
Y. Feasibility (11 U.S.C. § 1129(a)(11)).  The information in the Disclosure Statement, the Supporting Affidavits, and the evidence proffered or adduced at the Confirmation Hearing (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) establishes that the Plan is feasible because, in the context of the Plan where there will be no ongoing business for the Reorganized Debtors, the Plan Proponents have the ability to satisfy the conditions precedent to the Effective Date and otherwise have sufficient funds to meet their post-confirmation obligations to pay for the costs of administering and fully consummating the Plan because the Reorganized Debtors Plan Administrator will implement and consummate the transactions contemplated pursuant to the Plan and will be compensated from Creditor Cash and/or by MID Transferee pursuant to a budget to be agreed upon by the Creditors’ Committee and MID Transferee, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 32-33; Liscio Affidavit ¶ 14-19.
Z. Payment of Fees (11 U.S.C. § 1129(a)(12)).  All fees currently payable under section 1930 of title 28, United States Code, as determined by the Bankruptcy Code, have been or will be paid on or before the Effective Date pursuant to Section 35.12 of the Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 34.
AA. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)).  Section 35.13 of the Plan provides that, from and after the Effective Date, all retiree benefits, subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, and Pension Plans shall be treated as if they were executory contracts that are to be assumed by the MID Transferee under the Plan.  The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.  See Rayburn Affidavit ¶ 35.
BB. No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)).  The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation.  Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.  See Rayburn Affidavit ¶ 36.

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CC. Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)).  The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.  See Rayburn Affidavit ¶ 37.
DD. No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)).  The Debtors are each a moneyed, business, or commercial corporation, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.  See Rayburn Affidavit ¶ 38.
EE. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)).   No Impaired Class receiving a distribution under the Plan voted to reject the Plan.  The only Impaired Classes that are deemed to have rejected to the Plan are Classes 36 through 62 (Subordinated Claims and Equity Interests).  Based upon the evidence proffered, adduced, and presented by the Debtors at the Confirmation Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to the aforementioned Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, because no holder of any interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior interest, and no holder of a Claim in a Class senior to such Classes is receiving more than 100% recovery on account of its Claim.  Thus, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by these Classes.  See Rayburn Affidavit ¶ 39-40.
FF. Only One Plan (11 U.S.C. § 1129(c)).  The Plan is the only plan filed in each of these cases, and accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.
GG. Principal Purpose of the Plan (11 U.S.C. § 1129(d)).  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act and no governmental entity has objected to the confirmation of the Plan on any such grounds.  The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.
HH. Good Faith Solicitation (11 U.S.C. § 1125(e)).  Based on the record before the Court in these Chapter 11 Cases, including evidence presented at the Confirmation Hearing, the Debtors, Creditors’ Committee, MID, MID Financing, and their respective successors, predecessors, control persons, members, officers, directors, employees and agents and their respective attorneys, financial advisors, investment bankers, accountants, and other professionals retained by such persons (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, the Local Rules and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code and (ii) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the securities under the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and, to the extent such parties are listed therein, the exculpation provisions set forth in Section 35.7 of the Plan.

II. Satisfaction of Confirmation Requirements.  Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.
JJ. Implementation.  All documents necessary to implement the Plan, including those contained in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arms’ length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.
KK. Injunction, Exculpation, and Releases.  The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the injunction, exculpation, and releases set forth in Article XXXV of the Plan.  Section 105(a) of the Bankruptcy Code permits issuance of the injunction and approval of the releases set forth in Sections 35.5, 35.6 and 35.10 and of the Plan, if, as has been established here based upon the record in these Chapter 11 Cases and the evidence presented at the Confirmation Hearing, such provisions (i) are integral to the agreement among the various parties in interest pursuant to the Settlement, as reflected in the Plan Support Agreement, and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (ii) confer substantial benefits on the Debtors’ estates, (iii) are fair, equitable and reasonable, (iv) are in the best interests of the Debtors, their estates, and parties in interest and (v) are supported by valuable consideration.  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), this Court finds that such releases, discharges, exculpations and injunctions are fair, equitable, reasonable and integral elements of the resolution of these Chapter 11 Cases and the Committee Litigation, are an essential component of the Settlement, and are in the best interests of the Debtors, the Reorganized Debtors and their estates, creditors and equity holders.  The releases of non-Debtors under the Plan are fair and necessary to the Plan and are supported by fair, sufficient, and valuable consideration.  The releases have been overwhelmingly approved by the holders of claims in Impaired Classes of Claims entitled to vote on the Plan.  See Voting Certification.  The record of the Confirmation Hearing and these Chapter 11 Cases is sufficient to support the releases, exculpation, and injunction provided for in Sections 35.5, 35.6 and 35.10 of the Plan.  Accordingly, based upon the record of these Chapter 11 Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Confirmation Hearing, this Court finds that the injunction, exculpation, and releases set forth in Article XXXV of the Plan are consistent with the Bankruptcy Code and applicable law.  The failure to implement the injunction, exculpation and releases would seriously impair the Plan Proponents’ ability to confirm and consummate the Plan, and would likely lead to liquidation of the Debtors’ estates.
LL. Settlement of Claims.  Except as otherwise provided in the Plan and this Order, the Plan represents a settlement between and among the Debtors and their creditors and equity holders of all Claims and litigation against the Debtors, pending or threatened, or that was or could have been commenced against the Debtors prior to the date of entry of this Order (other than the Reorganized Debtors Plan Administrator’s ability to prosecute objections to Claims as otherwise provided in Section 19.1 of the Plan and transferred avoidance actions).  In order to comply with Bankruptcy Rule 9019, in the Third Circuit, settlements and compromises must be fair, reasonable and in the best interests of the estate.  To determine if a settlement and compromise is reasonable, this Court considers four principal factors: (1) probability of success in litigation, (2) likely difficulties in collection, (3) the complexity of the litigation and related expense and inconvenience and (4) the paramount interests of the creditors.  Based upon these factors, the settlement of the Committee Litigation (the “Settlement”) is fair, reasonable and in the best interests of the estate and within the range of reasonableness.  Each of the aforementioned factors weighs in favor of approving the Settlement:
(i)           Although the Creditors’ Committee believes that its claims against MID have merit, the Creditors’ Committee faced challenges presenting its case at trial because the MID financings at issue were thoroughly documented as loans, evidence that would have been introduced at trial was hotly contested and no non-hostile fact witnesses were available to offer live testimony at trial.  See Harkness Affidavit ¶ 22.

(ii)           The Committee Litigation involved novel claims which required extensive legal research, seven months of intense investigation and discovery, including the production of over 67,000 documents and the taking of twenty-five (25) depositions, and extensive trial preparation, yet the Creditors’ Committee acknowledged a meaningful risk of loss at trial, which would have left unsecured creditors with no recovery, and a substantial risk that the defendants could appeal any decision in favor of the Committee and then be faced with a prolonged appellate process with an uncertain outcome.  See Harkness Affidavit ¶ 8-24.

(iii)           The Creditors’ Committee believes that the Settlement will provide unsecured creditors with a substantial and immediate recovery of more than $94 million, rather than risk loss at trial or on appeal, which would have left unsecured creditors with no recovery or a delayed recovery.  See   Harkness Affidavit ¶ 21-24.

MM. Good Faith.  The Plan Proponents will be acting in good faith if they proceed to (i) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby and (ii) take the actions authorized and directed by this Order.
NN. Valuation.  Pursuant to the valuation analysis set forth in the Disclosure Statement and the testimony included in the Supporting Affidavits and adduced as part of the Confirmation Hearing, the distributable value of the Debtors is insufficient to support a distribution to Equity Interests under absolute priority principles.

OO. Retention of Jurisdiction.  The Court may properly, and upon the Effective Date shall, retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Article XXX of the Plan and section 1142 of the Bankruptcy Code.
PP. Maryland Agreement.  Maryland, Magna Entertainment, MID US Financing, and certain other parties have agreed to a resolution of Maryland’s asserted right of first refusal and incorporated the terms thereof in a proposed Settlement Agreement, a copy of which is annexed hereto as Exhibit “B” (the “Settlement Agreement”).
QQ. Canadian Securities Law. This Court has been advised (i) of the requirements of Multilateral Instrument 61-101 – Protection of Security Holders in Special Transactions (“MI 61-101”) regarding formal valuations and minority shareholder approval for related party transactions, (ii) that MI 61-101 contains certain “bankruptcy exemptions” from the formal valuation and minority shareholder approval requirements for related party transactions, and (iii) that the Debtors will rely on this Order as the basis for the “bankruptcy exemptions” from the formal valuation and minority shareholder approval requirements with respect to the related party transactions proposed to be effected between the Debtors and MID and its affiliates in accordance with and pursuant to the Plan, as more particularly set forth in the Disclosure Statement.
ORDER
ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:
1. Findings of Fact and Conclusions of Law.  The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014.  To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.
2. Notice of the Confirmation Hearing.  Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.
3. Solicitation.  The solicitation of votes on the Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Disclosure Statement, Bankruptcy Code, the Bankruptcy Rules, the Local Rules and applicable nonbankruptcy law.
4. Ballots.  The forms of Ballots annexed to the Disclosure Statement Order are in compliance with Bankruptcy Rule 3018(c), conform to Official Form Number 14, and are approved in all respects.
5. Plan Modifications.  Modifications made to the Plan following the solicitation of votes thereon satisfied the requirements of section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.
6. Exempt From Registration Requirements.  To the extent that the Debtors’ solicitation of acceptances of the Plan is deemed to constitute an offer of new securities, the Debtors are exempt from the registration requirements of the Securities Act (and of any equivalent state securities or “blue sky” laws) with respect to such solicitation under section 4(2) of the Securities Act and Regulation D promulgated thereunder.  Section 4(2) exempts from registration under the Securities Act all “transactions by an issuer not involving any public offering.”  15 U.S.C. § 77d(2).  The Debtors have complied with the requirements of section 4(2) of the Securities Act, as the postpetition solicitation of acceptances would constitute a private placement of securities.  The solicitation to creditors was made only to those creditors who are “Accredited Investors” as defined in Regulation D under the Securities Act, as creditors were required to certify on their Ballots that they were accredited investors.
7. Confirmation of the Plan.  The Plan and each of its provisions shall be, and hereby are, CONFIRMED under section 1129 of the Bankruptcy Code.  The documents contained in the Plan Supplement are authorized and approved.  The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Order.
8. Objections.  All Objections, responses to, and statements and comments, if any, in opposition to, the Plan and/or the Disclosure Statement, respectively, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Confirmation Hearing, shall be, and hereby are, overruled in their entirety for the reasons stated on the record.
9. No Action.  Pursuant to the appropriate provisions of the General Corporation Law of the State of Delaware and section 1142(b) of the Bankruptcy Code, no action of the respective directors or stockholders of the Debtors shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, instrument, or other document to be executed, delivered, adopted or amended in connection with the implementation of the Plan.
10. Binding Effect.  On or after entry of this Order, and subject to the occurrence of the Effective Date, the provisions of the Plan shall bind the Debtors, the Reorganized Debtors, all holders of Claims and Equity Interests of the Debtors (irrespective of whether such Claims or Equity Interests are impaired under the Plan or whether the holders of such Claims or Equity Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors, any other party in interest in these Chapter 11 Cases, and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing.
11. Free and Clear.  Except as otherwise provided in the Plan or in this Order, from and after the Effective Date, (i) the Reorganized Debtors shall be vested with all property of the Estates not otherwise transferred pursuant to the terms of the Plan, free and clear of all Claims, liens, encumbrances, charges and other interests of creditors and equity security holders of the Debtors and (ii) the MID Reorganized Debtor Assets and Reorganized MID Debtor Stock shall, pursuant to sections 1123 and 1141(c) of the Bankruptcy Code, be transferred to MID Transferee free and clear of all Claims, liens, encumbrances, charges and other interests of creditors and equity security holders of the Debtors.  From and after the Effective Date, the Reorganized Debtors may operate each of their businesses and use, acquire or dispose of assets free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Court, or the United States Trustee (except for quarterly operating reports and fees associated therewith).
12. Implementation of the Plan.  The Debtors and the Reorganized Debtors shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, including those contained in the Plan Supplement, and take such other actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan, including all such actions delineated in Article XXXIII of the Plan.  On the Effective Date, the appropriate officers or representatives of the Reorganized Debtors and members of the boards of directors of the same are authorized and empowered to issue, execute, file and deliver or record such documents, contracts, instruments, releases and other agreements, including those contained in the Plan Supplement, contemplated by the Plan, in the name of and on behalf of the Reorganized Debtors.
13. Issuance of New Common Stock. The Reorganized Debtors and those Debtors issuing MID Reorganized Debtor Stock are authorized to issue stock to the Plan Administrator or MID Transferee, respectively.  The stock issued by the Reorganized Debtors and those Debtors issuing MID Reorganized Debtor Stock shall be, upon execution and delivery, legal, valid, and binding obligations and are enforceable against the Reorganized Debtors and those Debtors issuing MID Reorganized Debtor Stock in accordance with their terms.
14. Elections by MID Transferee.  MID Transferee exercised (i) the AmTote Option as provided in Section 1.26 of the Plan, (ii) the MJC Option as provided in Section 1.159 of the Plan, (iii) the Thistledown Option as provided in Section 1.280 of the Plan and (iv) the XpressBet Option as provided in Section 1.300 in the manner set forth in the April 9, 2010 Notice of Election of Options, a copy of which is attached hereto as Exhibit “C” (the “Option Election Notice”).  The elections contained in the Option Election Notice are approved in all respects and the Plan shall be deemed amended to reflect and to give effect to the exercise of such elections.
15. Compliance with Section 1123(a)(6) of the Bankruptcy Code.  The Reorganized Debtors Certificates of Incorporation and the Reorganized Debtors By-Laws, and the terms governing the issuance of the stock of the Reorganized Debtors, comply in all respects with section 1123(a)(6) of the Bankruptcy Code, and are hereby approved.  The adoption and filing of the Reorganized Debtors Certificates of Incorporation and the Reorganized Debtors By-Laws are hereby authorized, ratified, and approved.  The Debtors have complied in all respects, to the extent necessary, with section 1123(a)(6) of the Bankruptcy Code.

16. Exemption from Securities Law.  The issuance of Equity Interests in the Reorganized Debtors and any other securities pursuant to the Plan (including, to the extent considered securities, the Thistledown Trust Interests) and any subsequent sales, resales or transfers, or other distributions of any such securities shall be exempt from any federal or state securities laws registration requirements, including section 5 of the Securities Act, to the fullest extent permitted by section 1145 of the Bankruptcy Code.
17. Cancellation of Existing Securities and Agreements.  On the Effective Date, the 7.25% Indenture, the 7.25% Notes, the 8.55% Indenture, the 8.55% Notes and the Equity Interests in the Debtors shall be cancelled, other than the MEC Lone Star Stock, which shall have the treatment set forth in Section 17.20 of the Plan and in decretal paragraph 43 of this Order; provided, however, the 7.25% Indenture and the 8.55% Indenture shall continue in effect solely for the purpose of (i) allowing the holders of the Allowed 8.55% Note Claims and Allowed 7.25% Note Claims to receive their distributions under the Plan and (ii) permitting the Indenture Trustee to maintain any rights or Liens it may have for fees, costs and expenses under the 7.25% Indenture and the 8.55% Indenture which such rights or Liens shall only be satisfied from Creditor Cash.  Pursuant to Section 24.8(b) of the Plan, to the extent that the MID Litigation Consideration is insufficient to compensate the reasonable fees and expenses of the Indenture Trustee, the Indenture Trustee shall be paid in Cash on the Effective Date from the distributions otherwise allocable to holders of record of Allowed 8.55% Note Claims and Allowed 7.25% Note Claims.
18. Surrender of Existing Securities.  As soon as practicable, on or after the Effective Date, each holder of an 8.55% Note Claim and 7.25% Note Claim shall surrender its Subordinated Note(s) to the Indenture Trustee or in the event such Subordinated Note(s) are held in the name of, or by nominees of, The Depository Trust Company, Euroclear S.A./N.V. or Clearstream International, as applicable, the Reorganized Debtors shall seek the cooperation of The Depository Trust Company to provide appropriate instructions to the Indenture Trustee.  No distributions under the Plan shall be made for or on behalf of such holder unless and until (a) such Subordinated Note is received by the Indenture Trustee, (b) the Indenture Trustee receives appropriate instructions from The Depository Trust Company, Euroclear S.A./N.V. or Clearstream International, as applicable, or (c) the loss, theft or destruction of such Subordinated Note is established to the reasonable satisfaction of the Indenture Trustee, which such satisfaction may require such holder to submit (1) a lost instrument affidavit and (2) an indemnity bond holding the Debtors, the Reorganized Debtors, and the Indenture Trustee harmless in respect of such Subordinated Note and any distributions made thereof.  Upon compliance with this decretal paragraph 18 by a holder of the 8.55% Note Claim and 7.25% Note Claim, such holder shall, for all purposes under the Plan, be deemed to have surrendered such note.  Any holder that fails to surrender such Subordinated Note or fails to satisfactorily explain its non-availability to the Indenture Trustee within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtors and the Reorganized Debtors (or their property) or the Indenture Trustee in respect of such Claim and shall not participate in any distribution under the Plan.  All property in respect of such forfeited distributions, including interest thereon, shall be promptly returned to the Reorganized Debtors by the Indenture Trustee and any such note shall be cancelled.
19. Subordination.  Except as otherwise expressly provided in the Plan, this Order or a separate order of this Court, the classification and manner of satisfying all Claims and Equity Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise.  All subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently.  Accordingly, the distributions under the Plan to the holders of Allowed Claims will not be subject to payment of a beneficiary of such subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.
20. Cancellation of Liens.  Upon the payment to any holder of an Allowed Secured Claim in Cash, or as otherwise provided in the Plan, any Lien securing any Allowed Secured Claim shall be deemed released, and the holder of such Allowed Secured Claim shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral) held by such holder and to take such actions as may be requested by MID Transferee or the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases, as may be requested by MID Transferee or the Reorganized Debtors, as appropriate.
21. Compromise of Controversies.  In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims and controversies resolved under the Plan, including the Settlement, and the entry of this Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.  The Debtors are authorized to make any and all distributions as contemplated under, and as provided for in, the Plan on and after the Effective Date, including, without limitation, in accordance with Section 2.1 of the Plan, the payment of the KLNF Contingency Fee out of distributions to holders of Non-MJC General Unsecured

Claims on the Effective Date, subject to review by this Court in connection with KLNF's Final Fee Application (as defined later herein), and the distribution of the MID Litigation Cash Consideration.
22. Assumption or Rejection of Contracts and Leases.  Pursuant to Section 26.1 of the Plan, except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have rejected each executory contract and unexpired lease to which it is a party, pursuant to section 365 of the Bankruptcy Code, unless such contract or lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms or by agreement of the Parties, (iii) is the subject of a motion to reject filed by the Debtors on or before the Confirmation Date, (iv) is set forth in the Assumption Schedule, as an executory contract or unexpired lease to be assumed and assigned to MID Transferee or (v) is set forth in the Plan Supplement, as an executory contract or unexpired lease to be assumed and assigned upon the consummation of the LSP Sale and/or Thistledown Sale; provided, however, that, MID shall have fifteen (15) days from after the Effective Date to file an amended Assumption Schedule.  This Order shall constitute an order of the Bankruptcy Court under sections 365 and 1123(b) of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Effective Date or upon the consummation of the LSP Sale and/or Thistledown Sale, as applicable.
23. Objection to Cure Amounts; Rejection Damage Claims.   In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of MID Transferee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption arises,  such matters shall be subject to the jurisdiction of the Bankruptcy Court and made following the entry of a Final Order resolving such dispute; provided, however, that any objections to the cure amount listed on the Assumption Schedule must be filed by the later of (i) thirty (30) days after any amendment to  the Assumption Schedule has been filed or (ii) thirty (30) days after the Effective Date.  With respect to the executory contracts and unexpired leases that will be assumed and assigned upon the consummation of the LSP Sale and/or the Thistledown Sale, any objections to cure amounts, must be in writing and filed with the Court and served on the Reorganized Debtors Plan Administrator no later than thirty (30) days after the Effective Date.  If the rejection of an executory contract or unexpired lease by the Debtors under the Plan results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a proof of claim, shall be forever barred and shall not be enforceable against the Debtors or its properties or agents, successors or assigns, unless a proof of claim is filed with this Court and served upon the Reorganized Debtors Plan Administrator on or before thirty (30) days after the later to occur of (a) the filing of any amendment to the Assumption Schedule and (b) the date of entry of an order (which may be this Order) by this Court authorizing the rejection of such executory contract or unexpired lease.
24. No Amendments to Proofs of Claim.  Except as otherwise set forth in Section 26.4 of the Plan, after the Confirmation Date, a proof of claim may not be filed or amended without the authority of the Bankruptcy Court.
25. Conditions to Effective Date.  The Plan shall not become effective unless and until the conditions set forth in Section 29.1 of the Plan have been satisfied or waived pursuant to Section 29.2 of the Plan.

26. Funding of MEC Lone Star Proceeds.  Until the LSP Sale is consummated and the Creditor LSP Sale Proceeds and MID LSP Sale Proceeds are distributed in accordance with the provisions of the Plan, the Disbursing Agent, through the use of Creditor Cash and funds from MID US Financing, shall fund one hundred percent (100%) of the costs and expenses incurred by MEC Lone Star in connection with the operations of MEC Lone Star on a pro rata basis based upon the Creditor LSP Sale Proceeds and MID LSP Sale Proceeds.  Notwithstanding the non-issuance of Reorganized MEC Lone Star Stock until the consummation of the LSP Sale, the respective interests of MID Transferee and holders of Allowed Non-MJC General Unsecured Claims in the LSP Sale shall be preserved.
27. Reorganized Gulfstream Park Racing Escrow.  Notwithstanding any provision in the Plan or the Confirmation Order, on the Effective Date, the Reorganized Gulfstream Park Racing Stock shall be issued for the benefit of MID Transferee, and placed into escrow, to be held by an escrow agent acceptable to MID Transferee and the Florida Dept., such escrow agent to be located in Florida and possessing a pari-mutuel license, such costs for the escrow agent to be borne by the MID Transferee, and subject to the terms of an escrow agreement acceptable to MID Transferee and the Florida Dept.  Notwithstanding any provision in the Plan or the Confirmation Order, provided the MID Transferee is the proposed recipient of shares of Reorganized Gulfstream Park Racing Stock and the permits and licenses are retained by Gulfstream Park Racing Association, the Florida Dept. shall undertake regulatory suitability review of MID Transferee pursuant to sections 550.1815  and 551.104(4)(d) of the Florida Statutes.  Following the completion of the suitability review and consistent with the terms of the escrow agreement, the Florida Dept. shall either issue an order allowing the transfer of the stock to the MID Transferee in the event suitability is determined, or if found the MID Transferee is deemed unsuitable, the Florida Dept. shall initiate divestiture proceedings consistent with Section 550.1815, Florida Statutes.  During the period that the Reorganized Gulfstream Park Racing Stock is in escrow, notwithstanding any provision in the Plan or Confirmation Order, the resolution of any regulatory matters relating to Gulfstream Park Racing Association and its various pari-mutuel, cardroom or slot machine licenses and the enforcement of state rules and laws governing the same shall be subject to the exclusive jurisdiction of the civil, criminal and administrative courts of the State of Florida and, to the extent a circumstance giving rise to an enforcement action occurs after the Effective Date of the Plan, any such rights of that the State of Florida or the Florida Dept. may have therein are not enjoined nor waived and Gulfstream Park Racing Association Inc. is not released or discharged.  Nothing  herein precludes the Florida Dept. from filing an Administrative Claim, as defined in the Plan.
28. Administrative Claim Bar Date.  The last day to file proof of Administrative Expense Claims is thirty (30) days from the Effective Date, after which date, any proof of Administrative Expense Claim not filed with this Court shall be deemed forever barred and the Debtors, the Reorganized Debtors, MID and MID Islandi shall have no obligation with respect thereto; provided, however, that no proof of Administrative Expense Claim shall be required to be filed if such Administrative Expense Claim shall have been incurred in accordance with an order of this Court or with the consent of the Debtors and in the ordinary course of the Debtors’ operations; provided, further, that, notwithstanding the foregoing, the professionals for the Debtors and the Creditors’ Committee shall have until ninety (90) days following the Effective Date to submit Final Fee Applications.
29. Professional Compensation.  Except as provided in Section 35.12 of the Plan, all entities seeking awards by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is ninety (90) days after the Effective Date their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred (a “Final Fee Application”) and (b) be paid in full, in Cash, in such amounts as are Allowed by the Court in accordance with the order relating to or Allowing any such Administrative Expense Claim.  Notice of a hearing (the “Final Fee Hearing”) on the Final Fee Applications shall be provided in accordance with the Bankruptcy Rules and Local Rules.  The Reorganized Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.
30. Objections to Final Fee Applications.  All objections to any Final Fee Application shall be filed with the Court, together with proof of service thereof, and served upon the applicant and the Notice Parties, so as to be received not later than 4:00 p.m., prevailing Eastern Time, on the date that is five (5) Business Days prior to the Final Fee Hearing.
31. Administrative Expenses.  Administrative expenses incurred by the Debtors or the Reorganized Debtors after the Effective Date, including Claims for professionals’ fees and expenses, shall not be subject to an application and may be paid by the Debtors or the Reorganized Debtors, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval.
32. Discharge.  As of the Effective Date, the confirmation of the Plan shall (i) pursuant to Section 34.1 of the Plan and except as otherwise provided in the Plan, discharge and release all Claims against, or Equity Interests, in the Debtors of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon, from and after the Petition Date, or against their estates or properties or interests in property, and except as provided otherwise in the Plan, all persons or entities shall be precluded from asserting against the Debtors or the Reorganized Debtors or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date and (ii) pursuant to Section 32.4 of the Plan, on the Effective Date, the 7.25% Indenture, the 7.25% Notes, the 8.55% Indenture, the 8.55% Notes and the Equity Interests in the Debtors shall be cancelled; provided, however, the 7.25% Indenture and the 8.55% Indenture shall continue in effect solely for the purpose of  (i) allowing the holders of the Allowed 8.55% Note Claims and Allowed 7.25% Note Claims to receive their distributions under the Plan and (ii) permitting the Indenture Trustee to maintain any rights or Liens it may have for fees, costs and expenses under the 7.25% Indenture and the 8.55% Indenture which such rights or Liens shall only be satisfied from Creditor Cash.  Pursuant to Section 23.8(b) of the Plan, to the extent that the MID Litigation Consideration is insufficient to compensate the reasonable fees and expenses of the Indenture Trustee, the Indenture Trustee shall be paid in Cash on the Effective Date from the distributions otherwise allocable to holders of record of Allowed 8.55% Note Claims and Allowed 7.25% Note Claims.
33. Releases by the Debtors.  Except for the right to enforce the Plan or otherwise expressly provided in the Plan, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and the Reorganized Debtors, on its own behalf and as representative of its respective estate, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts owing, causes of action, rights, liabilities of any nature whatsoever and remedies of the Debtors’ estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, against the Released Parties arising from or relating to the period prior to the Effective Date, including any act, omission or transaction in connection with the Chapter 11 Cases, the Plan, the Disclosure Statement, the Plan Support Agreement, the Committee Litigation and the settlement thereof, that may be asserted by or on behalf of the Debtors or the Reorganized Debtors or their respective estates.
34. Voluntary Releases by Holders of Claims.  Except for the right to enforce the Plan and the Settlement, and as otherwise expressly provided in the Plan, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, debt, right, remedy, cause of action or liability of any nature whatsoever, that submitted a Ballot or opt out notice, but did not elect to opt out of the releases contained in this paragraph by marking the appropriate box on the Ballot or opt out notice, as applicable, and each of their Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the Released Parties from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of on account of, in connection with, or in any way related to such Claim (including, without limitation, those arising under the Bankruptcy Code), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity (including any claim based on any equitable remedy, including the imposition of a trust) or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and estates, the Chapter 11 Cases or the Plan, the Disclosure Statement, or the Plan Support Agreement, including the matters asserted in the Committee Litigation and the settlement thereof.
35. Shared Insurance Policies.  Nothing contained in Sections 35.5 and 35.6 of the Plan shall limit or impair any rights of the Debtors, Reorganized Debtors or MID Transferee to take any action with respect to any of or all the Shared Insurance Policies.
36. Release and Exculpation Provisions.  All release and exculpation provisions embodied in the Plan, including but not limited to those contained in Article XXXV of the Plan, are (i) integral parts of the Plan, (ii) fair, equitable and reasonable, (iii) given for valuable and substantial consideration, (iv) justified by the extraordinary circumstances of the case, (v) supported by the overwhelming vote of creditors in the Classes entitled to vote and (vi) are in the best interest of the Debtors and all parties in interest, and such provisions are approved and shall be effective and binding on all persons and entities, to the extent provided herein.
37. Term of Injunctions or Stays.  Pursuant to Section 35.2 of the Plan, all Persons or Entities, and each Related Person of such Persons or Entities, who have held, hold or may hold Claims or any other debt or liability that is discharged or Equity Interests or other right of equity interest that is terminated or cancelled pursuant to the Plan, or who have held, hold or may hold Claims or any other debt or liability that is discharged or released pursuant to Sections 35.1 and 35.5 of the Plan, respectively, are permanently enjoined, from and after the Effective

Date, from (a) commencing or continuing, directly or indirectly, in any manner, any action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) of any kind on any such Claim or other debt or liability or Equity Interest that is terminated or cancelled pursuant to the Plan against the Debtors, the Debtors in Possession or the Reorganized Debtors, the Debtors’ estates, or their respective properties, assets or interests in properties, MID Transferee or its respective properties, assets or interests in properties, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Debtors in Possession or the Reorganized Debtors, the Debtors’ estates, MID Transferee or their respective properties or interests in properties, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors, the Debtors in Possession or the Reorganized Debtors, the Debtors’ estates, or their respective properties, assets or interests in properties, MID Transferee or its respective properties, assets or interests in properties, and (d) except to the extent provided, permitted or preserved by sections 553, 555, 556, 559 or 560 of the Bankruptcy Code or pursuant to the common law right of recoupment, asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors, the Debtors in Possession or the Reorganized Debtors, or against their respective property or interests in property, or MID Transferee or its respective properties, assets or interests in properties, with respect to any such Claim or other debt or liability that is discharged or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan; provided, however, that such injunction shall not preclude the United States of America, any state or any of their respective police or regulatory agencies from enforcing their police or regulatory powers; provided, further, that, except in connection with a properly filed proof of claim, the foregoing proviso does not permit the United

States of America, any State or any of their respective police or regulatory agencies from obtaining any monetary recovery from the Debtors, the Debtors in Possession or the Reorganized Debtors or their respective property or interests in property with respect to any such Claim or other debt or liability that is discharged or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan, including, without limitation, any monetary claim or penalty in furtherance of a police or regulatory power.  Such injunction shall extend to all successors of the Debtors and Debtors in Possession, and their respective properties and interests in property.  Notwithstanding anything to the contrary, including, without limitation, the terms of Article XXXV of the Plan, the Plan shall not limit or impair any defenses (including, but not limited to, any rights of setoff preserved or permitted under the Bankruptcy Code or rights of recoupment under applicable law) that have been asserted.  Further, pursuant to Section 35.6 of the Plan, as of the Effective Date, all Entities that hold, have held, or may hold a Claim or any other obligation, suit, judgment, debt, right, remedy, cause of action or liability of any nature whatsoever relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is released pursuant to Section 35.5 of the Plan and each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Entity released under Section 35.5 of the Plan; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order; provided, that this provision shall not apply to the rights of the Debtors, Reorganized Debtors or MID Transferee to take any action with respect to any of or all the Shared Insurance Policies.
38. Indemnification Obligations.
(a)           Pursuant to Section 26.5 of the Plan, (i) the obligations of the Debtors to indemnify and reimburse their directors or officers that were directors or officers, respectively, on or prior to the Petition Date, including, with respect to W. Thomas Hodgson, the obligations of the Debtors to indemnify W. Thomas Hodgson pursuant to the Consulting Agreement, dated August 7, 2007, between W. Thomas Hodgson and Magna Entertainment, shall be assumed by the Reorganized Debtors and MID and (ii) indemnification obligations of the Debtors arising from services as officers and directors during the period from and after the Petition Date shall be Administrative Expense Claims to the extent previously authorized by a Final Order.  Nothing in the foregoing shall in any way limit the Debtors’ indemnification of the Individual Defendants for their liability in connection with the Individual Defendant Claims as set forth in Article II of the Plan.
39. Payment of Statutory Fees.  All fees payable pursuant to section 1930 of title 28 of the United States Code, shall be paid as and when due or otherwise pursuant to an agreement between the Reorganized Debtors and the United States Department of Justice, Office of the United States Trustee, until such time as a chapter 11 case for a Debtor shall be closed and each Debtor shall pay any such fees as if no substantive consolidation has occurred for purposes of the Plan.
40. Intercompany Claims.  On or after the Effective Date, all Intercompany Claims shall be either (i) discharged and extinguished, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan, or (ii) contributed to capital, distributed, transferred, setoff or subject to any other arrangement, as determined by the Debtors and MID.  Pursuant to section 1126(f) and 1126(g) of the Bankruptcy Code, the holders of Intercompany Claims against the Debtors are not entitled to vote to accept or reject the Plan.
41. Treatment of Allowed AmTote International, Inc. Claims (Class 9).  Holders of Claims in Class 9 shall receive an additional distribution (the “Additional Distribution”) such that the total recovery of holders of Claims in Class 9 will be, in the aggregate and on a numerical basis, twenty-nine percent (29%) higher than the recovery of holders of other Allowed Non-MJC General Unsecured Claims, when expressing the recovery of such holders as a percentage.  Such amount shall be an additional amount in excess of what such holders are otherwise entitled to receive pursuant to the Plan as holders of Allowed Non-MJC General Unsecured Claims (after determining the amount of such distributions without regard to the Additional Distribution).  The Additional Distribution shall be funded fifty percent (50%) from Creditor Cash and fifty percent (50%) from MID Transferee and paid, to the extent each Claim is allowed, at the time of the initial distribution pursuant to the Plan; provided, however, that, to the extent the amount of Allowed Claims in Class 9 are, in the aggregate, less than $1.4 million, the amount of unpaid distributions will be returned fifty percent (50%) to MID Transferee and fifty percent (50%) to Creditor Cash.
42. Treatment of Allowed General Liability Insured Litigation Claims (Class 35).  Notwithstanding the treatment provided for Allowed General Liability Insured Litigation Claims in Section 15.2 of the Plan, Insured Litigation Claims shall receive the following treatment: unless otherwise mutually agreed upon by the holder of an Allowed General Liability Insured Litigation Claim and the Debtors or the Reorganized Debtors, as the case may be, each holder of an Allowed General Liability Insured Litigation Claim shall be entitled, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed General Liability Insured Litigation Claim, to proceed with the liquidation of such Claim, including any litigation pending as of the Petition Date and seek recovery from the applicable General Liability Insurance Carrier; provided, however, that, upon the settlement or resolution of the litigation underlying the Allowed General Liability Insured Litigation Claim, the holder of such Claim will be treated as a Non-MJC General Unsecured Claim or a MJC General Unsecured Claim, as applicable, to the extent any such settlement or judgment is not covered by insurance.
43. Treatment of MEC Lone Star Stock (Class 56).  Notwithstanding the provision for treatment of MEC Lone Star Stock in Section 17.20 of the Plan, MEC Lone Star shall receive the following treatment: (a) on the date the LSP Sale is consummated, MEC Lone Star Stock shall be cancelled and the holder of MEC Lone Star Stock shall not be entitled to, and shall not receive or retain any property or interest in property under the Plan or (b) in the event that the LSP Sale has not been consummated, and upon the necessary approval of the Texas Racing Commission, the Reorganized MEC Lone Star Stock shall be issued and distributed to the Reorganized Debtors Plan Administrator to be held subject to the interests of holders of Non-MJC General Unsecured Claims and MID (or its designee) in the LSP Sale.
44. Zurich Claims.  Notwithstanding anything contained in the Plan or in this Order to the contrary, nothing herein shall affect, limit or impact the rights of Zurich American Insurance Company and its affiliates (“Zurich”) to collect any amounts that may be owed to it by MID or by any other non-debtor additional named insureds under any policies issued by Zurich to the Debtors.
45. Dallas County Claim.  In full satisfaction, settlement, release and discharge of its Claim, Dallas County will have an Allowed Secured Claim in the amount of $31,148.47, which will be paid on the Effective Date.
46. Estimation of Claims.  Pursuant to Section 19.2 of the Plan, the Reorganized Debtors Plan Administrator, upon consultation with the Creditors’ Committee and MID US Financing, may at any time request the Bankruptcy Court to estimate for final distribution purposes any contingent or unliquidated claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to consider any request to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.
47. IRS Claims.  Notwithstanding any provision to the contrary in the Plan, this Order or any documents related to the Plan (the “Documents”) nothing shall: (1) affect the ability of the IRS to pursue any non-debtors, to the extent allowed by non-bankruptcy law, for any liabilities that may be related to any federal tax liabilities owed by the Debtors; (2) discharge any claim as described in section 1141(d)(6) of the Bankruptcy Code; (3) require the IRS to file a claim for post-petition expenses described in 11 U.S.C. 503(b)(1)(D); or (4) require the IRS to pay any refunds to any person or entity other than the person or entity entitled to such refund under non-bankruptcy law.  To the extent any allowed IRS Priority Tax Claims are not paid in full, in cash on the Effective Date, the allowed IRS Priority Tax Claims shall be paid in no less frequent than equal quarterly payments over a five-year period commencing on the Effective Date with interest to accrue at the rate and method set forth in 26 U.S.C. 6621 and 6622.  Moreover, the Debtors and the Reorganized Debtors agree that: (1) they will timely file or cause to be filed all required federal tax returns; (2) the IRS is not bound by any characterizations, for tax purposes, of any transactions or any Entity as set forth in the Documents; and (3) the IRS is not bound, for tax purposes, by the valuation of any property either set forth in the Documents or required to be made pursuant to the Documents; (4) the IRS is not bound by any provision of the Documents allocating any distributions on account of its claims or administrative expenses between principal and interest; and (5) they shall otherwise comply with the provisions of the Internal Revenue Code.
48. Compliance with Tax Requirements.  In connection with the Plan and all instruments issued in connection therewith and distributed thereunder, any party issuing any instruments or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any withholding or reporting requirements.  Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  Any party issuing any instruments or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or distributing party for payment of any such tax obligations.
49. Exemption from Transfer Taxes.   Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of assets, notes or equity securities (including issuance of warrants) under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.  All sale transactions and other transactions under the Plan, including, without limitation, the transfers to be made in accordance with the provisions of Section 6.1 of the Plan, or transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective Date are hereby deemed to have been made under, in furtherance of, or in connection with the Plan and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.
50. Pension Plans.  From and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the MID Transferee shall assume and pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code) and contribute to the Pension Plans the amount necessary to satisfy the minimum funding standards under sections 302 and 303 of ERISA, 29 U.S.C. §§ 1082 and 1083, and sections 412 and 430 of the Internal Revenue Code, 26 U.S.C. §§ 412 and 430, if any, relating to the Pension Plans, at the level established in accordance with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy

Code, at any time prior to the Confirmation Date, and for the duration of the period during which the Debtors have obligated themselves to provide such benefits; provided, however, that the Reorganized Debtors may modify such benefits to the extent permitted by applicable law.  Nothing in the Plan shall be construed as discharging, releasing, or relieving Debtors, or their successors, including the Reorganized Debtors, the Released Parties or any party, in any capacity, from any liability, including withdrawal liability, imposed under any law or regulatory provision with respect to the Pension Plans or the Pension Benefit Guaranty Corporation (“PBGC”).  PBGC and the Pension Plans will not be enjoined or precluded from enforcing such liability as a result of any provision of the Plan.
51. Disbursing Agent.  The Disbursing Agent as designated by the Debtors, in consultation with MID and the Creditors’ Committee, shall be William G. Ford.
52. Documents, Mortgages, and Instruments.  Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Order.
53. Reversal/Stay/Modification/Vacatur of Order.  Except as otherwise provided in this Order, if any or all of the provisions of this Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur.  Notwithstanding any such reversal, stay, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Order and the Prepackaged Plans or any amendments or modifications thereto.
54. Retention of Jurisdiction.  Notwithstanding the entry of this Order or the occurrence of the Effective Date, pursuant to sections 105 and 1142 of the Bankruptcy Code, this Court, except as otherwise provided in the Plan or herein, shall retain exclusive jurisdiction over all matters arising out of, and related to, the Reorganization Cases to the fullest extent as is legally permissible, including, but not limited to, jurisdiction over the matters set forth in Article XXX of the Plan.
55. Conflicts Between Order and Plan.  The provisions of the Plan and this Order shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that, if there is determined to be any inconsistency between any Plan provision and any provision of this Order that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Order shall govern and any provision of this Order shall be deemed a modification of the Plan and shall control and take precedence.
56. Modifications.  Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, subject to the consent of the Creditors’ Committee and MID, are authorized and empowered to make any and all modifications to the Plan, any and all documents included as part of the Plan Supplement, and any other document that is necessary to effectuate the Plan that does not materially modify the terms of such documents and are consistent with the Plan.
57. Provisions of Plan and Order Nonseverable and Mutually Dependent.  The provisions of the Plan and this Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

58. Governing Law.  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such Exhibit), the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws.
59. Applicable Nonbankruptcy Law.  Pursuant to section 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Order, the Plan and related documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.
60. Waiver of Filings.  Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the Office of the U.S. Trustee (except for monthly operating reports or any other post-confirmation reporting obligation to the U.S. Trustee), is hereby waived as to any such list, schedule, or statement not filed as of the Effective Date.
61. Police Powers.  Nothing contained in the Plan or this Order shall preclude the United States of America, any state or any of their respective police or regulatory agencies or the Mayor & City Council of Baltimore from enforcing their statutory, police or regulatory powers.
62. Maryland/Settlement Agreement.  The Settlement Agreement is hereby approved.  The Parties shall execute the Settlement Agreement upon entry of this Order provided that the Parties will not be bound by the terms of the Settlement Agreement if the Transfer, as defined in the Settlement Agreement, does not occur or the Transfer of the stock and/or assets of

Laurel Racing Assoc., Inc., Pimlico Racing Association, Inc., Laurel Racing Association Limited Partnership, Maryland Jockey Club, Inc., Prince George's Racing, Inc., Southern Maryland Agricultural Association, Southern Maryland Racing, Inc. and/or The Maryland Jockey Club of Baltimore City, Inc. is proposed to be made to a party different than MID US Financing.  The State of Maryland shall not be enjoined from enforcing the Settlement Agreement against the MID Parties, as defined in the Settlement Agreement, notwithstanding any injunctions, releases or similar language contained in the Plan or this Order.  Execution of the Settlement Agreement is a condition precedent to the Effective Date of the Plan and the transfer of the Preakness Stakes.
63. Notice of Order.  In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the Debtors shall serve notice of the entry of this Order, substantially in the form annexed hereto as Exhibit “D,” to all parties who hold a Claim or Equity Interest in these cases, including the Creditors’ Committee and U.S. Trustee.  Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of entry of this Order.
64. Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.
65. Committee Litigation. On the Effective Date, the Committee Litigation shall be dismissed with prejudice.  Without further action, the entry of this Order shall serve as notice pursuant to paragraph 23 of the Stipulation and Protective Order entered in the Committee Litigation  of a request by the Plan Proponents for the return or destruction of all Adversary Proceeding Materials as that term is defined in the Stipulation and Protective Order.  All parties to the Plan shall be deemed to have received such request upon entry of this Order and shall be bound to the terms of Paragraph 23 of the Stipulation and Protective Order.
66. PNC Claim.  Until the entire amount of the Allowed PNC Claim has been paid in full on the Effective Date, the Debtors shall continue to tender monthly payments to PNC Bank, in immediately available funds, equal to the monthly payments called for in the DIP Orders previously entered in the Debtors’ Chapter 11 cases.
67. FC Gulfstream Park.  Notwithstanding anything in the Plan, this Order, or the Assumption Schedule (as may be amended) filed by the Debtors regarding cure amounts, the Debtors, MID and FC Gulfstream Park, Inc. agree that the cure amount relating to assumption of agreements relating to The Village at Gulfstream Park  is $1,557,863.00 as of April 20, 2010, which amount shall be paid to FC Gulfstream Park, Inc., in full and in immediately available funds, on the earlier of (i) 25 days after the Effective Date of the Plan or (ii) May 30, 2010 (the “Cure Payment Date”).  To the extent additional cure amounts accrue after April 20, 2010 and prior to the Effective Date, such amounts will also be paid on the Cure Payment Date.
68. Santa Anita Associates LLC et al. Notwithstanding anything to the contrary in the Plan or this Order, as a result of its election to opt out of the releases in the Ballot, no release contained in the Plan and the related injunctions shall bind or apply to Santa Anita Associates, LLC, Santa Anita Associates Holding Co. LLC and any of their respective Related Persons (collectively, “Santa Anita Parties”).  In addition, PPE Casino Resorts Maryland, LLC and The Cordish Company and their affiliates (jointly, “Cordish”), which were not entities entitled to vote on the Plan and received no Ballots, also shall not be bound or subject to the releases contained in the Plan or the related injunctions, and neither the discharge provisions in the Plan or this Order nor the related injunctions shall apply to any claims, obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever of the Santa Anita Parties or Cordish against any person or entity other than the Debtors.
69. Equity Interests in MID.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the releases, discharges, injunctions and exculpation provisions contained in the Plan and this Confirmation Order, and the findings of fact and conclusions of law made pursuant to this Confirmation Order, including, but not limited to, those contained in Paragraphs N, Q, HH, KK and MM, shall not bind or apply to any holder of an equity interest in MID in such holder’s capacity as a holder of such equity interest in MID; provided further that the releases, discharges, injunctions and exculpation provisions contained in the Plan and this Confirmation Order shall not be effective with respect to any and all claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of on account of, in connection with, or in any way related to such claims (including, without limitation, those arising under the Bankruptcy Code) arising on or after the Effective Date.
70. Waiver of Stay.  The effectiveness of this Order is stayed until 5:00 p.m. (Eastern time) on April 30, 2010 and any further stay of this Order provided by any Bankruptcy Rule (including Bankruptcy Rule 3020(e)), whether for fourteen (14) days or otherwise, is hereby waived, and this Order shall be effective and enforceable at such time.

71. No Waiver.  The failure to specifically include any particular provision of the Plan in this Order will not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent of this Court that the Plan is confirmed in their entirety and incorporated herein by this reference.

Dated:  April _____, 2010
Wilmington, Delaware
______________________________________
THE HONORABLE MARY F. WALRATH
UNITED STATES BANKRUPTCY JUDGE

Exhibit A

The Plan

Exhibit B

Settlement Agreement

Exhibit C

Option Election Notice

Exhibit D

Notice